Exhibit 99.1

Encore Capital Group Announces Second Quarter 2015 Financial Results;
Q2 Capital Deployments Exceed $500 Million

•	GAAP EPS increases 20% to $1.03

•	Non-GAAP Economic EPS increases 15% to record $1.27

•	Encore deploys $505 million worldwide, $290 million in Europe

•	Collections increase 7% to record $437 million

•	Adjusted EBITDA increases 8% to record $277 million

•	Estimated Remaining Collections increase 16% to $5.7 billion
SAN DIEGO, August 10, 2015 -- Encore Capital Group, Inc. (NASDAQ: ECPG), an international specialty finance company providing debt recovery solutions for consumers and property owners across a broad range of assets, today reported consolidated financial results for the second quarter ended June 30, 2015.
“Encore delivered strong financial performance in the second quarter as we established new records for total collections, revenues, Estimated Remaining Collections and non-GAAP Economic EPS. We deployed more than $500 million of capital in the second quarter, with more than half of the total applied to purchasing debt internationally, demonstrating the diversity of our global business,” said Kenneth A. Vecchione, President and Chief Executive Officer. “We also generated a record level of cash flow in the second quarter as our Adjusted EBITDA grew to $277 million, with trailing 12-month Adjusted EBITDA topping $1 billion.”
Financial Highlights for the Second Quarter of 2015:

•	Estimated Remaining Collections (ERC) grew 16% to $5.7 billion, compared to $4.9 billion at June 30, 2014.

•	Gross collections from the portfolio purchasing and recovery business grew 7% to a record $437 million, compared to $409 million in the same period of the prior year.

•
Investment in receivable portfolios in the portfolio purchasing and recovery business was $419 million, to purchase $5.5 billion in face value of debt, compared to $226 million, to purchase $3.1 billion in face value of debt in the same period of the prior year. Encore’s subsidiary Propel Financial Services also purchased $86 million of tax liens during the second quarter of 2015, raising Encore’s total deployment in the quarter to $505 million.

•	Total revenues increased 8% to a record $290 million, compared to $269 million in the same period of the prior year.

•
Total operating expenses increased 7% to $203 million, compared to $191 million in the same period of the prior year. Adjusted operating expenses (defined as operating expenses excluding stock-based compensation expense, expenses related to non-portfolio purchasing and recovery business, one-time charges, and acquisition, integration and restructuring related expenses) increased 6% to $164 million, compared to $155 million in the same period of the prior year. Adjusted operating expenses per dollar collected for the portfolio purchasing and recovery business decreased to 37.6%, compared to 37.9% in the same period of the prior year.

•
Adjusted EBITDA (defined as net income before interest, taxes, depreciation and amortization, stock-based compensation expenses, portfolio amortization, one-time items, and acquisition, integration and restructuring related expenses), increased 8% to $277 million, compared to $256 million in the same period of the prior year.

•	Total interest expense increased to $46.3 million, as compared to $43.2 million in the same period of the prior year, reflecting the financing of Encore’s recent acquisitions.

Encore Capital Group, Inc.

•
Net income attributable to Encore was $27.7 million, or $1.03 per fully diluted share, compared to net income attributable to Encore of $23.6 million, or $0.86 per fully diluted share, in the same period of the prior year.

•
Adjusted income attributable to Encore (defined as net income attributable to Encore excluding the noncontrolling interest, non-cash interest and issuance cost amortization, one-time items, and acquisition, integration and restructuring related expenses, all net of tax) increased 14% to $33.2 million, compared to adjusted income attributable to Encore of $29.1 million in the same period of the prior year.

•
Adjusted income attributable to Encore per share (also referred to as Economic EPS) grew 15% to $1.27, compared to $1.10 in the same period of the prior year. In the second quarter, Economic EPS adjusts for approximately 0.8 million shares associated with convertible notes that will not be issued as a result of certain hedge and warrant transactions, but are reflected in the fully diluted share count for accounting purposes.

•
Available capacity under Encore’s revolving credit facility, subject to borrowing base and applicable debt covenants, was $126.4 million as of June 30, 2015. Total debt was $3.1 billion as of June 30, 2015, compared to $2.8 billion as of December 31, 2014.

Conference Call and Webcast
The Company will hold a conference call today, August 10, 2015, at 5:30 a.m. Pacific time / 8:30 a.m. Eastern time to discuss second quarter financial results.
Members of the public are invited to listen to the event via a listen-only telephone conference call line or the Internet. To access the live telephone conference call, please dial (855) 541-0982 or (704) 288-0606. The Conference ID is 90056856. To access the live webcast via the Internet, log on to the Investors page of the Company’s website at www.encorecapital.com.

Non-GAAP Financial Measures
This news release includes certain financial measures that exclude the impact of certain items and therefore have not been calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company has included adjusted income attributable to Encore and adjusted income attributable to Encore per share (also referred to as economic EPS when adjusted for certain shares associated with our convertible notes that will not be issued but are reflected in the fully diluted share count for accounting purposes) because management uses this measure to assess operating performance, in order to highlight trends in the Company’s business that may not otherwise be apparent when relying on financial measures calculated in accordance with GAAP. The Company has included information concerning adjusted EBITDA because management utilizes this information, which is materially similar to a financial measure contained in covenants used in the Company’s revolving credit facility, in the evaluation of its operations and believes that this measure is a useful indicator of the Company’s ability to generate cash collections in excess of operating expenses through the liquidation of its receivable portfolios. The Company has included information concerning adjusted operating expenses in order to facilitate a comparison of approximate cash costs to cash collections for the portfolio purchasing and recovery business in the periods presented. Adjusted income attributable to Encore, adjusted income attributable to Encore per share/economic EPS, adjusted EBITDA, and adjusted operating expenses have not been prepared in accordance with GAAP. These non-GAAP financial measures should not be considered as alternatives to, or more meaningful than, net income, net income per share, and total operating expenses as indicators of the Company’s operating performance. Further, these non-GAAP financial measures, as presented by the Company, may not be comparable to similarly

Encore Capital Group, Inc.

titled measures reported by other companies. The Company has attached to this news release a reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures.

About Encore Capital Group, Inc.
Encore Capital Group is an international specialty finance company that provides debt recovery solutions for consumers and property owners across a broad range of assets. Through its subsidiaries, Encore purchases portfolios of consumer receivables from major banks, credit unions, municipalities and utility providers. Its Propel Financial Services subsidiary also helps home and business owners resolve property tax debt and avoid foreclosure through affordable monthly payment plans.

Encore partners with individuals as they repay their obligations, helping them on the road to financial recovery and ultimately improving their economic well-being. Encore is the first and only company of its kind to operate with a Consumer Bill of Rights that provides industry-leading commitments to consumers. Headquartered in San Diego, the company is a publicly traded NASDAQ Global Select company (ticker symbol: ECPG) and a component stock of the Russell 2000, the S&P Small Cap 600 and the Wilshire 4500. More information about Encore can be found at http://www.encorecapital.com. More information about the Company's Cabot Credit Management subsidiary can be found at http://www.cabotcm.com. Information found on the Company’s website or Cabot's website is not incorporated by reference.

Encore Capital Group, Inc.

Forward Looking Statements
The statements in this press release that are not historical facts, including, most importantly, those statements preceded by, or that include, the words “will,” “may,” “believe,” “projects,” “expects,” “anticipates” or the negation thereof, or similar expressions, constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (the “Reform Act”). These statements may include, but are not limited to, statements regarding our future operating results, performance, business plans or prospects. For all “forward-looking statements,” the Company claims the protection of the safe harbor for forward-looking statements contained in the Reform Act. Such forward-looking statements involve risks, uncertainties and other factors which may cause actual results, performance or achievements of the Company and its subsidiaries to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These risks, uncertainties and other factors are discussed in the reports filed by the Company with the Securities and Exchange Commission, including the most recent reports on Forms 10-K and 10-Q, as they may be amended from time to time. The Company disclaims any intent or obligation to update these forward-looking statements.

Contact:
Encore Capital Group, Inc.

Bruce Thomas (858) 309-6442
bruce.thomas@encorecapital.com

FINANCIAL TABLES FOLLOW

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Financial Condition
(In Thousands, Except Par Value Amounts)
(Unaudited)

	June 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$138,158	$124,163
Investment in receivable portfolios, net	2,351,767	2,143,560
Receivables secured by property tax liens, net	316,299	259,432
Property and equipment, net	66,413	66,969
Deferred court costs, net	71,724	60,412
Other assets	199,689	197,666
Goodwill	969,928	897,933
Total assets	$4,113,978	$3,750,135
Liabilities and equity
Liabilities:
Accounts payable and accrued liabilities	$214,621	$231,967
Debt	3,134,187	2,773,554
Other liabilities	83,877	79,675
Total liabilities	3,432,685	3,085,196
Commitments and contingencies
Redeemable noncontrolling interest	27,924	28,885
Redeemable equity component of convertible senior notes	7,625	9,073
Equity:
Convertible preferred stock, $.01 par value, 5,000 shares authorized, no shares issued and outstanding	—	—
Common stock, $.01 par value, 50,000 shares authorized, 25,237 shares and 25,794 shares issued and outstanding as of June 30, 2015 and December 31, 2014, respectively	252	258
Additional paid-in capital	101,288	125,310
Accumulated earnings	555,436	498,354
Accumulated other comprehensive loss	(14,796)	(922)
Total Encore Capital Group, Inc. stockholders’ equity	642,180	623,000
Noncontrolling interest	3,564	3,981
Total equity	645,744	626,981
Total liabilities, redeemable equity and equity	$4,113,978	$3,750,135
The following table includes assets that can only be used to settle the liabilities of the Company’s consolidated variable interest entities (“VIEs”) and the creditors of the VIEs have no recourse to the Company. These assets and liabilities are included in the consolidated statements of financial condition above.

	June 30, 2015	December 31, 2014
Assets
Cash and cash equivalents	$39,518	$44,996
Investment in receivable portfolios, net	1,244,636	993,462
Receivables secured by property tax liens, net	96,212	108,535
Property and equipment, net	19,715	15,957
Deferred court costs, net	29,016	17,317
Other assets	46,062	80,264
Goodwill	742,272	671,434
Liabilities
Accounts payable and accrued liabilities	$119,187	$137,201
Debt	1,823,897	1,556,956
Other liabilities	18,367	8,724

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Income
(In Thousands, Except Per Share Amounts)
(Unaudited)

	Three Months Ended June 30,
	2015	2014
Revenues
Revenue from receivable portfolios, net	$270,301	$248,231
Other revenues	13,112	14,149
Net interest income	6,943	6,815
Total revenues	290,356	269,195
Operating expenses
Salaries and employee benefits	67,545	64,355
Cost of legal collections	57,076	50,029
Other operating expenses	23,015	23,712
Collection agency commissions	8,466	7,482
General and administrative expenses	39,166	38,282
Depreciation and amortization	8,084	6,829
Total operating expenses	203,352	190,689
Income from operations	87,004	78,506
Other (expense) income
Interest expense	(46,250)	(43,218)
Other income	395	75
Total other expense	(45,855)	(43,143)
Income before income taxes	41,149	35,363
Provision for income taxes	(15,964)	(14,010)
Net income	25,185	21,353
Net loss attributable to noncontrolling interest	2,472	2,208
Net income attributable to Encore Capital Group, Inc. stockholders	$27,657	$23,561

Earnings per share attributable to Encore Capital Group, Inc.:

Basic	$1.07	$0.91
Diluted	$1.03	$0.86

Weighted average shares outstanding:
Basic	25,885	25,798
Diluted	26,919	27,492

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Condensed Consolidated Statements of Cash Flows
(Unaudited, In Thousands)

	Six Months Ended June 30,
	2015	2014
Operating activities:
Net income	$55,152	$40,183
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	16,434	12,946
Non-cash interest expense, net	18,436	13,974
Stock-based compensation expense	12,103	9,551
Deferred income taxes	765	9,616
Excess tax benefit from stock-based payment arrangements	(1,479)	(10,756)
Reversal of allowances on receivable portfolios, net	(7,219)	(6,652)
Changes in operating assets and liabilities
Deferred court costs and other assets	(21,819)	(9,025)
Prepaid income tax and income taxes payable	(23,648)	(9,038)
Accounts payable, accrued liabilities and other liabilities	(1,313)	1,574
Net cash provided by operating activities	47,412	52,373
Investing activities:
Cash paid for acquisitions, net of cash acquired	(237,873)	(303,532)
Purchases of receivable portfolios, net of put-backs	(356,302)	(475,121)
Collections applied to investment in receivable portfolios, net	334,587	325,451
Originations and purchases of receivables secured by tax liens	(139,820)	(85,014)
Collections applied to receivables secured by tax liens	76,876	53,216
Purchases of property and equipment	(10,642)	(8,943)
Other, net	1,292	—
Net cash used in investing activities	(331,882)	(493,943)
Financing activities:
Payment of loan costs	(6,574)	(14,673)
Proceeds from credit facilities	737,648	679,872
Repayment of credit facilities	(354,362)	(732,857)
Proceeds from senior secured notes	—	288,645
Repayment of senior secured notes	(7,500)	(7,500)
Proceeds from issuance of convertible senior notes	—	161,000
Proceeds from issuance of securitized notes	—	134,000
Repayment of securitized notes	(22,694)	(8,793)
Purchases of convertible hedge instruments	—	(33,576)
Repurchase of common stock	(33,185)	(16,815)
Taxes paid related to net share settlement of equity awards	(5,260)	(18,375)
Excess tax benefit from stock-based payment arrangements	1,479	10,756
Other, net	(5,757)	1,382
Net cash provided by financing activities	303,795	443,066
Net increase in cash and cash equivalents	19,325	1,496
Effect of exchange rate changes on cash	(5,330)	(4,302)
Cash and cash equivalents, beginning of period	124,163	126,213
Cash and cash equivalents, end of period	$138,158	$123,407
Supplemental disclosures of cash flow information:
Cash paid for interest	$50,833	$54,672
Cash paid for income taxes, net	58,510	37,805
Supplemental schedule of non-cash investing and financing activities:
Fixed assets acquired through capital lease	$1,290	$3,766

Encore Capital Group, Inc.

ENCORE CAPITAL GROUP, INC.
Supplemental Financial Information
Reconciliation of Adjusted Income Attributable to Encore to GAAP Net Income Attributable to Encore, Adjusted EBITDA to GAAP Net Income, and Adjusted Operating Expenses Related to Portfolio Purchasing and Recovery Business to GAAP Total Operating Expenses
(In Thousands, Except Per Share amounts) (Unaudited)

	Three Months Ended June 30,
	2015			2014
	$	Per Diluted Share— Accounting	Per Diluted Share— Economic	$	Per Diluted Share— Accounting	Per Diluted Share— Economic
GAAP net income attributable to Encore, as reported	$27,657	$1.03	$1.06	$23,561	$0.86	$0.89
Adjustments:
Convertible notes non-cash interest and issuance cost amortization, net of tax	1,685	0.06	0.06	1,694	0.06	0.06
Acquisition, integration and restructuring related expenses, net of tax	3,833	0.14	0.15	3,836	0.14	0.15
Adjusted income attributable to Encore	$33,175	$1.23	$1.27	$29,091	$1.06	$1.10

	Three Months Ended June 30,
	2015	2014
GAAP net income, as reported	$25,185	$21,353
Adjustments:
Interest expense	46,250	43,218
Provision for income taxes	15,964	14,010
Depreciation and amortization	8,084	6,829
Amount applied to principal on receivable portfolios	167,024	161,048
Stock-based compensation expense	6,198	4,715
Acquisition, integration and restructuring related expenses	7,900	4,645
Adjusted EBITDA	$276,605	$255,818

	Three Months Ended June 30,
	2015	2014
GAAP total operating expenses, as reported	$203,352	$190,689
Adjustments:
Stock-based compensation expense	(6,198)	(4,715)
Operating expenses related to non-portfolio purchasing and recovery business	(24,928)	(26,409)
Acquisition, integration and restructuring related expenses	(7,900)	(4,645)
Adjusted operating expenses related to portfolio purchasing and recovery business	$164,326	$154,920